UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2009

INSIGNIA SOLUTIONS PLC
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7575 E Redfield Rd
Suite 201
Scottsdale, AZ 85260
United States of America
(Address of principal executive offices) (Zip code)

480-922-8155
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 24, 2009, Marc Joseph, President of DollarDays International, Inc., a wholly owned subsidiary of Insignia Solutions PLC (the “Company”), made a presentation regarding the business and operations of DollarDays International, Inc. to various parties. The presentation attached hereto as Exhibit 99.1 is in the form of the slide show presented at the Marketing Sherpa Conference in San Francisco.

Forward-looking Statements

This current report and presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about the Registrant.  Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of management of the Registrant, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The Registrant does not assume any obligation to update the information contained herein.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.  By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Stockholder Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 2009	INSIGNIA SOLUTIONS PLC

/s/ Peter Engel
Peter Engel
President and Chief Executive Officer